ARMOUR RESIDENTIAL REIT, INC. CONFIRMS JULY 2019 DIVIDEND RATES
PER COMMON AND PER SERIES A PREFERRED SHARE AND
Q3 2019 MONTHLY DIVIDEND RATE PER SERIES B PREFERRED SHARE

VERO BEACH, Florida – July 1, 2019 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) today confirmed the July 2019 cash dividend rates for the Company’s Common Stock and for the Company’s Series A Preferred Stock and the Q3 2019 monthly cash dividend rate for the Company’s Series B Preferred Stock. As previously announced, the Series A Preferred Stock has been called for redemption on July 26, 2019 and Series A Preferred stockholders of record on July 15, 2019 will be entitled to receive the full monthly dividend for July, which will be the final dividend and will be paid in the regular course of business on July 29, 2019.

July 2019 Common Stock Dividend

Month	Dividend	Holder of Record Date	Payment Date
July 2019	$0.17	July 15, 2019	July 29, 2019
July 2019 Series A Preferred Stock Dividend - Called for Redemption July 26, 2019

Month	Dividend	Holder of Record Date	Payment Date
July 2019	$0.171875	July 15, 2019	July 29, 2019
Q3 2019 Series B Preferred Stock Dividends

Month	Dividend	Holder of Record Date	Payment Date
July 2019	$0.1640625	July 15, 2019	July 29, 2019
August 2019	$0.1640625	August 15, 2019	August 27, 2019
September 2019	$0.1640625	September 15, 2019	September 27, 2019
Certain Tax Matters
ARMOUR has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. In order to maintain this tax status, ARMOUR is required to timely distribute substantially all of its ordinary REIT taxable income. Dividends paid in excess of current tax earnings and profits for the year will generally not be taxable to common stockholders.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events.

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ARMOUR Residential REIT, Inc. Confirms July 2019 Dividend Rates Per Common Share and Per Series A Preferred Share and Q3 2019 Monthly Dividend Rate Per Series B Preferred Share

July 1, 2019

Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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